                       DORAL FINANCIAL CORPORATION
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                  EXHIBIT 12

                                                                   QUARTER
                                                                    ENDED
                                                                   MARCH 31,                  YEAR ENDED DECEMBER 31,
                                                                   ---------   -----------------------------------------------------
                                                                      1999       1998        1997        1996       1995      1994
                                                                   ---------   --------    --------    -------    -------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                      $17,804    $ 59,839    $ 37,797    $31,279    $22,060    $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                  32,214     115,894      62,269     47,130     44,442     23,996
                                                                    -------    --------    --------    -------    -------    -------

TOTAL EARNINGS                                                      $50,108    $175,733    $100,066    $78,409    $66,502    $42,741
                                                                    =======    ========    ========    =======    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                              $31,764    $114,396    $ 60,912    $45,857    $43,380    $23,252
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                148         544         526        586        372         83
     An estimate of the interest component within rental expense        338       1,080         831        687        690        661
                                                                    -------    --------    --------    -------    -------    -------

TOTAL FIXED CHARGES                                                 $32,250     116,020      62,269     47,130     44,442     23,996
                                                                    =======    ========    ========    =======    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES                                     1.55        1.51        1.61       1.66       1.50       1.78
                                                                    =======    ========    ========    =======    =======    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                      $17,804    $ 59,839    $ 37,797    $31,279    $22,060    $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                  25,562      98,456      52,255     41,604     41,081     22,891
                                                                    -------    --------    --------    -------    -------    -------

TOTAL EARNINGS                                                      $43,366    $158,295    $ 90,052    $72,883    $63,141    $41,636
                                                                    =======    ========    ========    =======    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                              $25,112    $ 96,916    $ 50,898    $40,331    $40,019    $22,147
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                148         544         526        586        372         83
     An estimate of the interest component within rental expense        338       1,080         831        687        690        661
                                                                    -------    --------    --------    -------    -------    -------

TOTAL FIXED CHARGES                                                 $25,598      98,540      52,255     41,604     41,081     22,891

RATIO OF EARNINGS TO FIXED CHARGES                                     1.69        1.61        1.72       1.75       1.54       1.82
                                                                    =======    ========    ========    =======    =======    =======
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